Filed Pursuant to Rule 424(b)(5)

Registration No. 333-211437

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	45,779 shares	$347.53	$15,909,576	$1,844

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of the common stock, par value $0.001 per share (“Tesla Common Stock”) of Tesla Motors, Inc. (“Tesla”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Tesla Common Stock.
(2)	Pursuant to the Agreement and Plan of Merger, dated as of July 31, 2016 (as amended and supplemented from time to time, the “Merger Agreement”), among Tesla, SolarCity Corporation (“SolarCity”) and D Subsidiary, Inc., a wholly owned subsidiary of Tesla (“Merger Sub”), effective as of November 21, 2016, Merger Sub merged with and into SolarCity (the “Merger”), with SolarCity as the surviving corporation. At the effective time of the Merger, certain outstanding options to purchase shares of common stock of SolarCity held by former employees of SolarCity were converted into options to purchase shares of Tesla Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of such award. The number of shares registered hereunder represents the maximum number of shares of Tesla Common Stock issuable upon the exercise of such options, subject to appropriate adjustments thereto.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and based on the weighted average exercise price per share of the outstanding options.

Prospectus Supplement to Prospectus dated May 18, 2016

45,779 Shares

Tesla Motors, Inc.

Common Stock

This prospectus supplement relates to an aggregate of up to 45,779 shares of the common stock, par value $0.001 per share (“Tesla Common Stock”), of Tesla Motors, Inc. (“Tesla”), that Tesla may issue upon the exercise of certain options to purchase shares of common stock, par value $0.0001 per share (“SolarCity Common Stock”), of SolarCity Corporation (“SolarCity”) held by former employees of SolarCity (or their respective legal successors). Such options were assumed by Tesla and converted into options to purchase shares of Tesla Common Stock (subject to appropriate adjustments to the number of shares and exercise price) in connection the consummation on November 21, 2016 of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 31, 2016 (as amended and supplemented from time to time, the “Merger Agreement”), among Tesla, SolarCity and D Subsidiary, Inc., a wholly owned subsidiary of Tesla (“Merger Sub”).

On November 21, 2016, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into SolarCity (the “Merger”), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla.

The shares of Tesla Common Stock described in this prospectus supplement will be issuable upon the future exercise of certain outstanding stock options (the “SolarCity Rollover Awards”) issued pursuant to the (1) SolarCity Corporation 2012 Equity Incentive Plan (the “2012 Plan”) or (2) the SolarCity Corporation 2007 Stock Plan (the “2007 Plan,” and together with the 2012 Plan, the “Plans”), which SolarCity Rollover Awards were assumed by Tesla in connection with Tesla’s acquisition of SolarCity. All such shares of Tesla Common Stock were previously registered on the Registration Statement on Form S-4 (File No. 333-213390), as amended (the “Form S-4”), but will be subject to issuance pursuant to this Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2016.

The adjusted exercise prices of the SolarCity Rollover Awards range from approximately $14.73 to $677.91 per share of Tesla Common Stock. If all holders of SolarCity Rollover Awards purchase all of the shares of Tesla Common Stock subject to such options, Tesla will receive aggregate net proceeds of up to approximately $15,909,040.

Tesla’s common stock is listed for trading on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “TSLA.” On November 18, 2016, the last reported sales price of Tesla Common Stock on the NASDAQ was $185.02 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-4 of this prospectus supplement before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 21, 2016

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering of Tesla Common Stock and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about Tesla and its securities that it may offer from time to time, some of which may not apply.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.”

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the Commission, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Tesla has not authorized anyone to provide you with different information. Tesla is not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Tesla, “we,” “us,” “our” or similar references mean Tesla Motors, Inc., all references in this prospectus supplement to “SolarCity” mean SolarCity Corporation, and all references in this prospectus supplement to “Merger Sub” mean D Subsidiary, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, future profitability, future delivery of automobiles, projected costs, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management and the statements set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q and in our other filings with the Securities and Exchange Commission. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ

S-ii

materially from those in the forward-looking statements, including, without limitation, the risks set forth in herein under the section titled “Risk Factors” and in our other filings with the Commission. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our Commission filings and reports, including the risks identified under the section titled “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the Commission. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement.

Tesla Motors, Inc.

We design, develop, manufacture, and sell high-performance fully electric vehicles, and energy products. We are currently producing and selling our Model S sedan and our Model X sport utility vehicle. We continue to enhance our vehicle offerings with all-wheel drive capability, autopilot options, and free over-the-air software updates. We commenced customer deliveries of Model X in September 2015 and continue to ramp production. We unveiled Model 3, a lower priced sedan designed for the mass market, in the first quarter of 2016 which received significant interest.

In addition to our automotive products, we continue to sell our energy products, the Powerwall for residential applications and the Powerpack for commercial, industrial and utility-scale applications. We began production and deliveries of these products in the third quarter of 2015. We transitioned the production of these products from the Tesla Factory to the Gigafactory during the fourth quarter of 2015.

Our primary source of revenue is from the sale of our vehicles. During the quarter ended September 30, 2016, we recognized total revenues of $2.30 billion, an increase of $1.36 billion over total revenues of $936.8 million for the quarter ended September 30, 2015, primarily driven by growth of vehicle deliveries worldwide, including increasing production and deliveries of Model X. Gross margin for the quarter ended September 30, 2016 was 27.7%, an increase from 24.7% for the quarter ended September 30, 2015.

We continue to increase our sales and service footprint worldwide and expand our Supercharging and destination charging networks. With the continued global expansion of our customer support infrastructure, selling, general and administrative expenses were $ 336.8 million for the quarter ended September 30, 2016, compared to $236.4 million for the quarter ended September 30, 2015.

We were incorporated in 2003 in Delaware. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo and other trademarks or service marks of Tesla appearing in this prospectus supplement are the property of Tesla.

The Merger

On November 21, 2016, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into SolarCity, with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla.

Pursuant to the Merger Agreement, each option to purchase SolarCity Common Stock (excluding certain founder options granted in 2015 to Messrs. Lyndon Rive and Peter Rive, which were cancelled for no consideration as of the effective time of the Merger), whether vested or unvested, that was outstanding and unexercised was assumed by Tesla and converted into a Tesla stock option, on the same terms and subject to the same conditions as were applicable immediately prior to the effective time of the Merger (including the applicable time-vesting and/or performance-vesting conditions), to purchase a number of shares of Tesla Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of SolarCity Common Stock subject to such SolarCity option immediately prior to the effective time of the Merger by (ii) 0.110 (the “Exchange Ratio”) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of SolarCity Common Stock at which such SolarCity option was exercisable immediately prior to the effective time of the Merger by (B) the Exchange Ratio.

This prospectus supplement relates only to those shares of Tesla Common Stock issuable upon the exercise of such assumed and converted SolarCity stock options that are held by former employees of SolarCity (or their respective legal successors).

THE OFFERING

Issuer	Tesla Motors, Inc.

Common stock we are offering	45,779 shares of Tesla Common Stock, which will be issuable to former employees of SolarCity pursuant to stock options assumed by us in connection with the Merger.

Common stock to be outstanding after this offering (approximate, after giving effect to the issuance of shares of Common Stock pursuant to the Merger)	161,088,699 shares.

Use of proceeds	If all of the assumed stock options granted to former employees of SolarCity are granted in full, we will issue 45,779 shares of Tesla Common Stock and will receive aggregate net proceeds of up to approximately $15,909,040. We have no plan for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

Risk factors	See “Risk Factors” beginning on page S-4 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market Trading Symbol	“TSLA.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which we hereby incorporate by reference before making a decision about investing in our common stock. The risks and uncertainties discussed, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

USE OF PROCEEDS

If all of the assumed stock options granted to former employees of SolarCity are granted in full, we will issue 45,779 shares of Tesla Common Stock and will receive aggregate net proceeds of up to approximately $15,909,040. We have no plan for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by the terms of our senior secured asset-backed revolving credit agreement. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with existing and future credit agreements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

SOLARCITY INCENTIVE PLANS

Overview

On November 21, 2016, Tesla acquired SolarCity. Pursuant to the Merger Agreement, we agreed to assume certain outstanding options with respect to shares of common stock of SolarCity held by former employees of SolarCity. Those stock options were issued by SolarCity pursuant to the (1) SolarCity Corporation Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”) or (2) the SolarCity Corporation 2007 Stock Plan (the “2007 Plan,” and together with the 2012 Plan, the “Plans”).

Upon the effective date of the Merger, each such stock option (excluding certain founder options granted in 2015 to Messrs. Lyndon Rive and Peter Rive, which were cancelled for no consideration as of the effective time of the Merger) was converted into an option (each, an “Adjusted Option”) to purchase, on the same terms and conditions, the number of shares of Tesla Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of SolarCity Common Stock subject to such SolarCity option immediately prior to the effective time of the Merger by (ii) the Exchange Ratio, at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of SolarCity Common Stock at which such SolarCity option was exercisable immediately prior to the effective time of the Merger by (B) the Exchange Ratio.

This prospectus supplement discusses only the treatment of the stock options held by former employees of SolarCity that were assumed by Tesla under the Merger Agreement.

The SolarCity Corporation 2007 Stock Plan

The 2007 Plan was terminated in connection with SolarCity’s initial public offering in 2012. No further awards may be granted under the 2007 Plan; however, the terms and conditions of the 2007 Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder, including the Adjusted Options.

Prior to its termination, the 2007 Plan permitted the grant of incentive stock options to SolarCity’s employees and any of SolarCity’s parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, and restricted stock units to SolarCity’s employees, directors and consultants and SolarCity’s parent and subsidiary corporations’ employees and consultants.

Authorized Shares

The maximum aggregate number of shares of Tesla Common Stock issuable under the 2007 Plan upon exercise of Adjusted Options is 150.

Administration

Following the Merger, the 2007 Plan is administered by the Tesla Board of Directors (the “Board”), which, at its discretion or as legally required, may delegate such administration to its compensation committee and/or one or more additional committees (referred to as the “Administrator”). Subject to the provisions of the 2007 Plan and prior to its termination, the SolarCity Board of Directors (the “SolarCity Board”) or its designated committee (the “SolarCity Administrator”) had the power to determine the terms and conditions of awards, including the recipients, the exercise price of the options, the number of shares subject to each award, the fair market value of a share of SolarCity common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise of the award, and the terms of the award agreement for use under the 2007 Plan, among other powers. The Administrator also has the authority, subject to the terms of the 2007 Plan, to institute an exchange program under which the exercise price of an outstanding award is increased or reduced, participants would have the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the Administrator or outstanding awards may be surrendered or cancelled in exchange for awards that may have different exercise prices and terms and to prescribe rules and to construe and interpret the 2007 Plan and awards granted under the 2007 Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants.

Adjusted Options

As noted above, the 2007 Plan terminated in 2012 and SolarCity did not grant any additional awards under the 2007 Plan following its initial public offering in December 2012.

SolarCity stock options granted to former employees of SolarCity under the 2007 Plan represented a right to purchase shares of SolarCity Common Stock at a price equal to or greater than the fair market value of the shares on the date of grant on terms and conditions determined by the SolarCity Administrator and was evidenced by an award agreement setting forth such terms and conditions. The terms under which the stock options may be exercised, including the manner of payment of the exercise price, and the effect of a participant’s termination of employment or service, whether with or without cause, or as a result of death, disability or retirement, on a stock option were determined by the SolarCity Administrator and set forth in the applicable award agreement.

Each such stock option was converted on the effective date of the Merger into an Adjusted Option.

Transferability of Awards

Unless the Administrator provides otherwise, the 2007 Plan generally does not allow for the transfer of the Adjusted Options other than by will or by the laws of descent or distribution, and only the recipient of an Adjusted Option may exercise such an award during his or her lifetime.

Certain Adjustments

In the event of certain changes in Tesla’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2007 Plan, the Administrator will make proportional adjustments to the number and price of shares covered by each outstanding award. In the event of Tesla’s liquidation or dissolution, each award will terminate immediately prior to the consummation of such action unless otherwise determined by the Administrator.

Merger or Change in Control

The 2007 Plan provides that in the event of a corporate transaction, as defined under the 2007 Plan, each outstanding award will be assumed or substituted by the successor corporation or its parent or subsidiary, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest and all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable for a period of time determined by the Administrator in its sole discretion. The award will then terminate upon the expiration of such period.

Plan Amendment, Termination

The Tesla Board has the authority to amend, alter, or suspend the 2007 Plan provided such action does not impair the existing rights of any participant. As noted above, the 2007 Plan terminated in 2012.

The SolarCity Corporation Amended and Restated 2012 Equity Incentive Plan

The 2012 Plan permits the grant of incentive stock options, to SolarCity’s employees and any of SolarCity’s parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, dividend equivalents, and deferred stock units to SolarCity’s employees, directors and consultants and SolarCity’s parent and subsidiary corporations’ employees and consultants.

Authorized Shares

The maximum aggregate number of shares of Tesla Common Stock that may be issued under the 2012 Plan upon exercise of Adjusted Options is 45,629.

Administration

Following the Merger, the 2012 Plan is administered by the Administrator. Subject to the provisions of the 2012 Plan, the Administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of SolarCity common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2012 Plan. The Administrator also has the authority, subject to the terms of the 2012 Plan, to institute an exchange program under which the exercise price of an outstanding award is increased or reduced, participants would have the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the Administrator, or outstanding awards may be surrendered or cancelled in exchange for awards that may have different exercise prices and terms and to prescribe rules and to construe and interpret the 2012 Plan and awards granted thereunder. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants.

Adjusted Options

SolarCity stock options granted to former employees of SolarCity under the 2012 Plan represented a right to purchase shares of SolarCity Common Stock at a price equal to or greater than the fair market value of the shares on the date of grant on terms and conditions determined by the SolarCity Administrator and was evidenced by an award agreement setting forth such terms and conditions. The terms under which the stock options may be exercised, including the manner of payment of the exercise price, and the effect of a participant’s termination of employment or service, whether with or without cause, or as a result of death, disability or retirement, on a stock option were determined by the SolarCity Administrator and set forth in either the 2012 Plan or the applicable award agreement.

Each such stock option was converted on the effective date of the Merger into an Adjusted Option.

Transferability of Awards

Unless the Administrator provides otherwise, the 2012 Plan generally does not allow for the transfer of Adjusted Options other than by will or by the laws of descent or distribution and Adjusted Options may be exercised by the participant only during his or her lifetime.

Certain Adjustments

In the event of certain changes in Tesla’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the Administrator will make adjustments to one or more of the number and class of shares that may be delivered under the plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the plan. In the event of Tesla’s proposed liquidation or dissolution, the Administrator will notify participants as soon as practicable prior to the proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction to the extent not previously exercised.

Merger or Change in Control

The 2012 Plan provides that in the event of a merger or change in control, as defined under the 2012 Plan, each outstanding award will be treated as the Administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a period of time determined by the Administrator in its sole discretion. The award will then terminate upon the expiration of the specified period of time. If an outside director’s awards are assumed or substituted for and his or her service as an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Plan Amendment; Termination

The Administrator has the authority to amend, alter, suspend or terminate the 2012 Plan provided such action does not impair the existing rights of any participant. The 2012 Plan will automatically terminate in 2026, unless it is terminated sooner.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary of the principal U.S. federal income and employment tax consequences of the Adjusted Options to participants and Tesla. It is based upon an interpretation of present federal income tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. The Plans are not subject to the Employee Retirement Income Security Act of 1974, as amended, and are not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If you have any questions as to the federal, state or other tax consequences of participating in the Plans, you are advised to consult your personal legal or tax advisors.

Adjusted Options

In general, a participant who holds an Adjusted Option that is an incentive stock option will realize no taxable income upon exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant.

With certain exceptions, a disposition of shares of Tesla Common Stock purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price.

Any additional gain recognized in the disposition is treated as a capital gain for which Tesla is not entitled to a deduction. If a participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

A participant will recognize ordinary income when an Adjusted Option that is a nonqualified stock option is exercised, in an amount generally equal to the excess of the fair market value of the shares of Tesla Common Stock received over the exercise price paid by the participant. Tesla is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Upon a subsequent disposition of the shares of Tesla Common Stock acquired under such an Adjusted Option, the participant will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the shares of Tesla Common Stock are disposed of within one year after the Adjusted Option is exercised and long-term if the shares of Tesla Common Stock were held for more than one year as of the sale date.

RESTRICTIONS ON TRANSFERS AND SALES

Generally, a participant cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate an Adjusted Option, other than by will or the laws of descent and distribution or a qualified domestic relations order, depending on the terms of the Plans and/or the participant’s award agreement. Unless otherwise provided in the Plans and/or the applicable award agreement, during a participant’s lifetime, only the participant can exercise the rights associated with an Adjusted Option.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the shares of Tesla Common Stock that are issuable upon the exercise of certain options held by former employees of SolarCity that are assumed by Tesla and converted into options to purchase shares of Tesla Common Stock in connection with Tesla’s acquisition of SolarCity. Former employees includes executors, administrators or beneficiaries of the estates of deceased employees, guaradians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. Tesla is offering these shares of Tesla Common Stock directly to the holders of these options according to the terms of the underlying award agreements. Tesla is not using an underwriter in connection with this offering. These shares of Tesla Common Stock will be listed for trading on the NASDAQ Global Select Stock Market.

In order to facilitate the exercise of any such options, Tesla will furnish, at its expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each former employee holding such an option as such holder may request, together with instructions that copies be delivered to the beneficial owners of such equity awards.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 24, 2016 (the “Annual Report”);

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 15, 2016;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 10, 2016, August 5, 2016 and November 2, 2016, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on February 10, 2016 (only with respect to Item 1.01 thereof), March 11, 2016, May 24, 2016, May 25, 2016, June 3, 2016, June 21, 2016, August 1, 2016, August 5, 2016, September 7, 2016, September 23, 2016, October 11, 2016, November 14, 2016, November 18, 2016 and November 21, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla Motors, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.tesla.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information on our website to be part of this prospectus supplement.

PROSPECTUS

Tesla Motors, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time, in one or more offerings, common stock, debt securities or any combination thereof as described in this prospectus. The debt securities may be convertible into our common stock. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.”

We or any selling stockholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling stockholders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling stockholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2016.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla Motors, Inc. and its subsidiaries.

SUMMARY

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our common stock or debt securities unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling stockholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

1

TESLA MOTORS, INC.

Overview

We design, develop, manufacture, and sell high-performance fully electric vehicles, and energy storage products. We are currently producing and selling our Model S sedan and our Model X sport utility vehicle. Since the introduction of Model S in June 2012, we have enhanced our vehicle offerings with all-wheel drive capability, autopilot options, and free over-the-air software updates. We commenced customer deliveries of our Model X in September 2015 and are currently ramping production. We have delivered over 122,000 vehicles through March 31, 2016. We unveiled Model 3, a lower priced sedan designed for the mass market, in the first quarter of 2016.

We were incorporated in 2003 in Delaware. As of December 31, 2015, we had 13,058 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

2

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows.

	Fiscal Year Ended					Three Months Ended
	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	March 31, 2016
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes plus fixed charges and “fixed charges” consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and the portion of rental expense representative of interest expense. Earnings were inadequate to cover the fixed charges by $285.4 million, $912.8 million, $295.4 million, $73.5 million, $403.3 million, and $259.0 million, for the three months ended March 31, 2016 and the years ended December 31, 2015, 2014, 2013, 2012, and 2011, respectively.

3

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, future profitability, future delivery of automobiles, projected costs, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management and the statements set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q and in our other filings with the Securities and Exchange Commission. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

4

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.tesla.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

5

RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

6

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

7

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

We or the selling stockholders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

8

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of common stock. The selling stockholders originally acquired the shares of our common stock included in this prospectus through (1) private placements of our common stock or of convertible preferred stock prior to our initial public offering, with all such shares of convertible preferred stock converted into shares of our common stock in connection with our initial public offering, and (2) issuances of shares of common stock, restricted stock awards and options to acquire common stock issued to officers, directors and employees pursuant to our equity plans and certain non-plan equity awards. Information about any selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

9

PLAN OF DISTRIBUTION

We or the selling stockholders may sell our securities from time to time in one or more transactions. We or the selling stockholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling stockholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling stockholders designate may solicit offers to purchase our securities.

•	We or the selling stockholders will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we or the selling stockholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We or the selling stockholders may use an underwriter or underwriters in the offer or sale of our securities.

•	If we or the selling stockholders use an underwriter or underwriters, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•	We or the selling stockholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling stockholders may use a dealer to sell our securities.

•	If we or the selling stockholders use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We or the selling stockholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling stockholders may solicit directly offers to purchase our securities, and we or the selling stockholders may directly sell our securities to institutional or other investors. We or the selling stockholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.

10

We or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we or the selling stockholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling stockholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling stockholders describe in the prospectus supplement.

•	We or the selling stockholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

11

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 24, 2016;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 15, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

•	Our Current Report on Form 8-K, filed with the SEC on February 10, 2016 (only with respect to Item 1.01 thereof) and March 11, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla Motors, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

13